UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 28, 2026
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.
On August 4, 2026, Pilgrim’s Pride Corporation (the “Company”), as nominal defendant, its directors and majority stockholders JBS Wisconsin Properties, LLC, JBS USA Food Company Holdings, and JBS, S.A. (the “JBS Defendants”), as additional defendants (with the Company and its directors, the “Defendants”), and the plaintiffs in the previously-disclosed putative stockholder derivative lawsuit, City of Miami Beach Fire and Police Pension Fund, et al. v. JBS Wisconsin Properties, LLC, et al., entered into a settlement agreement in principle, subject to final approval by the Delaware Court of Chancery, which releases all claims in the lawsuit against the Defendants, in exchange for a $31 million payment from the JBS Defendants to the Company, less certain fees, as further detailed in the attached Notice. As required by the terms of the settlement, the Notice of the settlement agreement is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Notice of Proposed Derivative Settlement, dated August 28, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	August 28, 2026	/s/ Matthew Galvanoni
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer